Exhibit 99.1

Saratoga Resources, Inc. Completes Senior Note

and Common Stock Offerings

-- Blackstone’s GSO (NYSE:BX) Acts as Lead Investor in Both Note and Stock Offering --

HOUSTON, TX, July 13, 2011 – Saratoga Resources, Inc. (OTCQB: SROE.PK) today announced the completion of its previously announced offering of $127.5 million in principal amount of Senior Secured Notes due 2016 and the simultaneous completion of a private placement of $28.25 million of common stock at $5.00 per share.

Saratoga used the proceeds of the note and equity offerings to, among other things, retire all of its existing indebtedness under its prior credit facilities, including outstanding letter of credit obligations, and provide working capital. As a result of the early retirement of the company’s prior debt, warrants entitling Saratoga’s prior lender to purchase two million shares of Saratoga common stock at $0.01 per share were cancelled.

The notes were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to international investors in reliance on Regulation S under the Securities Act.  Imperial Capital acted as the sole book runner on the debt side.  The common stock was sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act, to accredited investors pursuant to Regulation D under the Securities Act and to international investors in reliance on Regulation S.  Saratoga was assisted by Imperial Capital and Prosdocimi Limited in the equity placement.  Funds managed by GSO Capital Partners LP, an affiliate of the Blackstone Group (NYSE: BX) (“GSO”), acted as lead investors in both the note offering and the common stock offering, acquiring, in the aggregate, $75 million of notes and $20 million of common stock.

Thomas F. Cooke, Chairman and Chief Executive Officer of Saratoga, stated, “We are pleased to have completed these financings and excited about the strength, liquidity and flexibility we have gained through these offerings which, together with our April equity raise, increasing production and improved pricing environment, have significantly strengthened our balance sheet and cash position.  We are particularly excited to partner with GSO as a major investor in our company.  Completion of these financings, and the addition of GSO as a financial backer, represent significant milestones for Saratoga and position us to focus on our core business and the acceleration of our development program with funding now in hand expected to fully support our core development drilling plan for the next several years.”

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

About Saratoga Resources

Saratoga Resources, Inc. is an independent exploration and production company with offices in Houston, Texas and Covington, Louisiana. Principal holdings cover 33,869 gross (31,125 net) acres, mostly held-by-production, located in the transitional coastline and protected in-bay environment on parish and state leases of south Louisiana. Saratoga's stock currently trades on the OTCQB under the symbol "SROE.PK".

About Blackstone

Blackstone is one of the world’s leading investment and advisory firms. Blackstone seeks to create positive economic impact and long-term value for their investors, the companies they invest in, the companies they advise and the broader global economy. They do this through the commitment of their extraordinary people and flexible capital. Their alternative asset management businesses include the management of private equity funds, real estate funds, hedge fund solutions, credit-oriented funds and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com.  Follow them on twitter @blackstone.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Words such as "expects”, "anticipates", "intends", "plans", "believes", "assumes", "seeks", "estimates", "should", and variations of these words and similar expressions, are intended to identify these forward-looking statements. While we believe these statements are accurate, forward-looking statements are inherently uncertain and we cannot assure you that these expectations will occur and our actual results may be significantly different. These statements by the Company and its management are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Important factors that could cause actual results to differ from those in the forward-looking statements include the factors described in the "Risk Factors" section of the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or revise any forward-looking statement based on the occurrence of future events, the receipt of new information, or otherwise.

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